Exhibit 99.1
LIVE NATION ENTERTAINMENT
REPORTS FULL YEAR AND FOURTH QUARTER 2024 RESULTS
“2024 was live music’s biggest year yet, as artists toured the world and fans turned out in record numbers. 2025 is shaping up to be even bigger thanks to a deep global concert pipeline, with more stadium shows on the books than ever before. To help artists perform to fans everywhere, we remain focused on building new music-centric venues, which make more live music memories possible and help drive our double-digit operating income and AOI growth in 2025, and compound at this level for years to come. At the same time, we’re investing back into the industry for those who create the music, as our investments in artists have more than doubled in the last five years, and we will continue to find new ways to support them while enhancing the fan experience.” –Michael Rapino, President and CEO, Live Nation Entertainment
GLOBAL FAN DEMAND POWERS LIVE MUSIC’S BIGGEST YEAR YET
(versus prior year, reported FX)
•Operating income of $825 million
•Adjusted operating income of $2.15 billion
•Adjusted operating income for concerts at a record high, up 65% to $530 million with margins of 2.8%
•Concert attendance up 4%, with 151 million fans attending over 50k Live Nation events, up 9%
•Sponsorship adjusted operating income of $764 million, up 13%
2025 KICKS OFF WITH MORE ARTISTS ON THE ROAD
(through mid-February vs same period last year unless otherwise noted)
•Stadium show pipeline up 60%
•65 million tickets sold for Live Nation concerts in 2025, up double-digits led by stadium and international activity
•Year-end event-related deferred revenue of $3.3 billion, up 11%
•Ticketmaster transacted ticketing volume for 2025 shows up 3% to 106 million tickets, with concerts activity driving the vast majority of growth
•75% of expected 2025 sponsorship committed, up double-digits
VIEW HOW OUR OPERATING RESULTS COMPARE TO PAST QUARTERS IN THE 4Q24 TRENDED RESULTS GRID:
https://investors.livenationentertainment.com/financial-information/financial-results

CONCERTS DELIVERS RECORD REVENUE AND PROFITABILITY FOR 2024 (VS FY 2023)
•Revenue of $19 billion, up 2%
•AOI of $530 million, up 65%
•Record AOI margin of 2.8%
•Arena and amphitheater activity drove fan count to 151 million, despite 30% fewer stadium shows
STRONG DEMAND GLOBALLY IN 2025
(through mid-February vs same period last year)
•U.S. stadium and arena tours selling through over 75% in first week on-sale at a higher rate than last year
•Artists who are touring in 2025 and recently toured in 2022-2024 are averaging double-digit growth in tickets sold per show and gross revenue per show
2024 INVESTMENTS AT VENUE NATION (VS FY 2023)
•60 million fans attended shows in our operated venues, up double-digits, with North America and Latin America driving almost all growth
•Built and refurbished three major venues hosting a combined two million fans in 2024, delivering IRRs at or above planned levels
•Revenue from premium offerings in amphitheaters up over 20%
•Ancillary per fan spend at major festivals of 100k fans or more grew double-digits, driven by VIP ticket upgrades and increased food and beverage sales
SCALING GLOBAL VENUE EXPANSION
•Expect to add 20 large venues (e.g., stadiums, arenas, amphitheaters, and large theaters) globally through 2026, delivering run-rate of six to seven million incremental fans
◦Major projects include stadiums in Bogotá and Toronto, seven amphitheaters, and nine large theaters
•At least five million more fans expected to attend shows in our operated venues in 2025, benefiting from the addition of new venues in 2024 and 2025
TICKETMASTER FINISHES YEAR WITH A RECORD Q4
•Q4 revenue of $841 million, up 14% year-on-year, for full year revenue of $3 billion
•Q4 AOI of $311 million, up 32% year-on-year, for full year AOI of $1.1 billion
•Full-year AOI margin in the high 30s, consistent with prior years
•23 million net new enterprise tickets signed in 2024, with two-thirds from international markets
MOMENTUM ACCELERATING INTO 2025
(through mid-February vs same period last year)
•Over five million net new enterprise tickets signed, with approximately 80% from international markets

GLOBAL SPONSORSHIP GROWTH CONTINUES (VS FY 2023)
•Revenue of $1.2 billion, up 9%
•AOI of $764 million, up 13%
•Full-year AOI margin in the low 60s, consistent with prior years
•International markets up double-digits driven by festivals in Latin America, including Rock in Rio, along with growth in European festivals
•Festivals generating measurable results for our brand partners: fans were 8x more likely to purchase a brand in the future if they visited an onsite activation1
•The number of new strategic clients increased 20% while we continued to deepen and add to our portfolio of 1,500 brand partners and expanded relationships with several partners including Cisco, Bacardi, Coca-Cola, and Hulu
MORE AHEAD FOR 2025
(through mid-February vs same period last year)
•75% of expected 2025 sponsorship committed, up double-digits

1Source: 2024 Post Festival Survey; Includes festivals through 11/8/24; Base: Festival attendees with household income $200K+

CONTINUED FOCUS ON VENUE EXPANSION
•2025 capital expenditures estimated to be $900 million to $1 billion
◦Of this, $700 to $800 million is related to venue expansion and enhancement plans
◦Approximately $250 million of funding from joint-venture partners, sponsorship agreements, and other sources, reducing cash flow requirements
◦Maintenance capex spend remains consistent with historical levels
•Full-year AOI to free cash flow—adjusted conversion expected to be consistent with historical levels
•Leverage remains unchanged with lower expected annual cash interest expense following $1 billion convertible notes offering in December
ADDITIONAL FINANCIAL INFORMATION
•Q2 and Q3 stadium show activity expected to be the primary growth driver for 2025
•Foreign exchange movement, primarily in Latin American currencies, is expected to impact Q1 operating income by low-teens and revenue and AOI by mid-to-high single digits based at current rates. The magnitude of the impact is expected to be the greatest in Q1, given our seasonality and the timing of activity in Latin American markets
•Full year depreciation and amortization expected to increase by approximately $75 million compared to last year
•Full year accretion and non-controlling interest expected to increase in line with our AOI growth
•2025 share count not expected to change materially from 2024

The company will webcast a teleconference today, February 20, 2025, at 2:00 p.m. Pacific Time to discuss its financial performance, operational matters and potentially other material developments. Interested parties should visit the “News / Events” section of the company’s website at investors.livenationentertainment.com to listen to the webcast. Supplemental statistical and financial information to be provided on the call, if any, will be posted to the “Financial Info” section of the website. A replay of the webcast will also be available on the Live Nation website. The link to the 4Q24 Trended Results Grid is provided above for convenience and such grid is not a part of, or incorporated into, this press release or any SEC filings that include this press release.

Notice Regarding Financial Statements
The company has provided certain financial statements at the end of this press release for reference. These financial statements should be read in conjunction with the full financial statements, and the notes thereto, set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the Securities and Exchange Commission today and available on the SEC’s website at sec.gov.

About Live Nation Entertainment:
Live Nation Entertainment, Inc. (NYSE: LYV) is the world’s leading live entertainment company comprised of global market leaders: Ticketmaster, Live Nation Concerts, and Live Nation Media & Sponsorship. For additional information, visit investors.livenationentertainment.com.

Investor Contact:	Media Contact:
Amy Yong	Kaitlyn Henrich
IR@livenation.com	Media@livenation.com
(310) 867-7143

FINANCIAL HIGHLIGHTS – FOURTH QUARTER
(unaudited; $ in millions)

	Q4 2024 Reported	Q4 2023 As Revised[1]	Growth	Q4 2024 Currency Impacts	Q4 2024 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$4,577.3	$4,854.6	(6)%	$116.7	$4,694.0	(3)%
Ticketing	841.1	739.8	14%	18.5	859.6	16%
Sponsorship & Advertising	281.2	255.4	10%	15.4	296.6	16%
Other and Eliminations	(18.0)	(31.1)	*	0.0	(18.0)	*
	$5,681.6	$5,818.7	(2)%	$150.6	$5,832.2	0.2%

Consolidated Operating Loss	$(239.4)	$(81.5)	*	$26.9	$(212.5)	*

Adjusted Operating Income (Loss)
Concerts	$(213.2)	$(184.3)	(16)%	$8.6	$(204.6)	(11)%
Ticketing	311.2	236.1	32%	11.3	322.5	37%
Sponsorship & Advertising	135.9	126.2	8%	10.0	145.9	16%
Other and Eliminations	(5.8)	(6.7)	*	0.0	(5.8)	*
Corporate	(70.8)	(54.4)	(30)%	0.0	(70.8)	(30)%
	$157.3	$116.9	35%	$29.9	$187.2	60%

FINANCIAL HIGHLIGHTS – 12 MONTHS
(unaudited; $ in millions)

	12 Months 2024 Reported	12 Months 2023 As Revised[1]	Growth	12 Months 2024 Currency Impacts	12 Months 2024 Constant Currency	Growth at Constant Currency
Revenue
Concerts	$19,024.3	$18,740.9	2%	$186.0	$19,210.3	3%
Ticketing	2,988.7	2,959.5	1%	26.3	3,015.0	2%
Sponsorship & Advertising	1,195.0	1,095.2	9%	22.7	1,217.7	11%
Other and Eliminations	(52.4)	(69.3)	*	0.0	(52.4)	*
	$23,155.6	$22,726.3	2%	$235.0	$23,390.6	3%

Consolidated Operating Income	$824.5	$1,084.9	(24)%	$52.4	$876.9	(19)%

Adjusted Operating Income (Loss)
Concerts	$529.7	$320.4	65%	$20.5	$550.2	72%
Ticketing	1,123.6	1,140.1	(1)%	16.6	1,140.2	—%
Sponsorship & Advertising	763.8	675.1	13%	18.0	781.8	16%
Other and Eliminations	(28.3)	(39.6)	*	0.0	(28.3)	*
Corporate	(242.9)	(214.9)	(13)%	0.0	(242.9)	(13)%
	$2,145.9	$1,881.1	14%	$55.1	$2,201.0	17%
* Percentages are not meaningful

(1) For the three months and year ended December 31, 2023, revenue, consolidated operating income (loss) and AOI were revised as further discussed in Note 2 – Correction of Errors in Previously Reported Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024.

Reconciliation of Operating Income (Loss) to Adjusted Operating Income
(unaudited; $ in millions)

	Q4 2024	Q4 2023	12 Months 2024	12 Months 2023 As Revised[1]
Operating Income (Loss) (1)	$(239.4)	$(81.5)	$824.5	$1,084.9
Acquisition expenses	33.3	14.5	128.6	93.6
Amortization of non-recoupable ticketing contract advances	26.5	25.2	88.7	83.7
Depreciation and amortization	142.6	134.4	549.9	516.8
Gain on sale of operating assets	(5.6)	(5.8)	(11.0)	(13.9)
Astroworld estimated loss contingencies	175.0	—	454.9	—
Stock-based compensation expense	24.9	30.1	110.3	116.0
Adjusted Operating Income (1)	$157.3	$116.9	$2,145.9	$1,881.1
(1) For the year ended December 31, 2023, our operating income and AOI were revised as further discussed in Note 2 – Correction of Errors in Previously Reported Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024.
Reconciliations of Certain Non-GAAP Measures to Their Most Directly Comparable GAAP Measures
(unaudited; $ in millions)

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	Q4 2024	Q4 2023 As Revised[1]
Net cash provided by operating activities	$1,045.1	$608.4
Add: Changes in operating assets and liabilities (working capital) (1)	(1,259.7)	(611.6)
Changes in accrued liabilities for Astroworld estimated loss contingencies	175.0	—
Free cash flow from earnings	$(39.6)	$(3.2)
Less: Maintenance capital expenditures	(51.9)	(59.4)
Distributions to noncontrolling interests	(45.8)	(85.8)
Free cash flow — adjusted	$(137.3)	$(148.4)

Net cash used in investing activities	$(211.5)	$(231.8)

Net cash provided by (used in) financing activities	$33.9	$(132.2)
(1) For the three months ended December 31, 2023, our changes in operating assets and liabilities were revised as further discussed in Note 2 – Correction of Errors in Previously Reported Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024.

Reconciliation of Free Cash Flow — Adjusted to Net Cash Provided by Operating Activities

($ in millions)	12 Months 2024	12 Months 2023 As Revised[1]
Net cash provided by operating activities (1)	$1,725.2	$1,363.0
Add: Changes in operating assets and liabilities (working capital) (1)	(651.1)	137.3
Changes in accrued liabilities for Astroworld estimated loss contingencies	454.9	—
Free cash flow from earnings	$1,529.0	$1,500.3
Less: Maintenance capital expenditures	(133.4)	(131.9)
Distributions to noncontrolling interests	(245.6)	(239.6)
Free cash flow — adjusted	$1,150.0	$1,128.8

Net cash used in investing activities	$(854.3)	$(695.8)

Net cash used in financing activities	$(658.6)	$(87.3)
(1) For the year ended December 31, 2023, our net cash provided by operating activities and changes in operating assets and liabilities were revised as further discussed in Note 2 – Correction of Errors in Previously Reported Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024.

Reconciliation of Free Cash to Cash and Cash Equivalents

($ in millions)	December 31, 2024
Cash and cash equivalents	$6,095.4
Client cash	(1,570.7)
Deferred revenue — event-related	(3,283.7)
Accrued artist fees	(237.0)
Collections on behalf of others	(120.9)
Prepaid expenses — event-related	711.6
Free cash	$1,594.7

Forward-Looking Statements, Non-GAAP Financial Measures and Reconciliations:
Certain statements in this press release, including the Supplemental Information that follows, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to statements regarding the company’s belief that 2025 is shaping up to be even bigger than 2024 due to a deep global concert pipeline, with more stadium shows on the books than ever before; the company’s belief that its focus on building new music-centric venues will help drive double-digit operating income and adjusted operating income growth in 2025, and compound at this level for years to come; the expected level of committed sponsorship in 2025; the strength of 2025 concerts demand globally; the anticipated scaling of global venue expansion efforts; the expected increase in fans attending shows in the company’s operated venues in 2025; the company’s expectation that it will add 20 large venues through 2026, delivering a run-rate of six to seven million incremental fans; Ticketmaster’s momentum accelerating into 2025; anticipated 2025 capital expenditures; the company’s expectation that adjusted operating income to free cash flow—adjusted conversion for 2025 will be consistent with historical levels; the company’s expectation that annual cash interest expense will be lower following its $1 billion convertible notes offering in December 2024; the expectation that second and third quarter stadium activity will be the primary driver of growth for 2025; expectations for the impact of foreign exchange on operating income, revenue and adjusted operating income for the first quarter of 2025 at current rates, with the magnitude of the impact expected to be greatest in the first quarter; expectation for full year depreciation and amortization compared to 2024; expectations for annual accretion and non-controlling interest in 2025; and 2025 share count expectations.
Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company's plans, the risk that the company's markets do not evolve as anticipated, the potential impact of any economic slowdown and operational challenges associated with selling tickets and staging events.
Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, or SEC, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, and Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.
This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided herein.
Adjusted Operating Income (Loss), or AOI, is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses(including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. We also exclude from AOI the impact of estimated or realized liabilities for settlements or damages arising out of the Astroworld matter that exceed our estimated insurance recovery, due to the significant and non-recurring nature of the matter. Ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. We use AOI to evaluate the performance of our operating segments. We believe that information about AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI is not calculated or presented in accordance with GAAP. A limitation of the use of AOI as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI as presented herein may not be comparable to similarly titled measures of other companies.
AOI margin is a non-GAAP financial measure that we calculate by dividing AOI by revenue. We use AOI margin to evaluate the performance of our operating segments. We believe that information about AOI margin assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. AOI margin is not calculated or presented in accordance with GAAP. A limitation of the use of AOI margin as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, AOI margin should be considered in addition to, and not as a substitute for, operating income (loss) margin, and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, AOI margin as presented herein may not be comparable to similarly titled measures of other companies.
Constant Currency is a non-GAAP financial measure when applied to a GAAP financial measure. We calculate currency impacts as the difference between current period activity translated using the current period’s currency exchange rates and the comparable prior period’s currency exchange rates. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations.
Free Cash Flow — Adjusted, or FCF, is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less changes in operating assets and liabilities, less maintenance capital expenditures, less distributions to noncontrolling interest partners. We use FCF among other measures, to evaluate the ability of operations to generate cash that is available for purposes other than maintenance capital expenditures. We believe that information about FCF provides investors with an important perspective on the cash available to service debt, make acquisitions, and for revenue generating capital expenditures. FCF is not calculated or presented in accordance with GAAP. A limitation of the use of FCF as a performance measure is that it does not necessarily represent funds available for operations and is not necessarily a measure of our ability to fund our cash needs. Accordingly, FCF should be considered in addition to, and not as a substitute for, net cash provided by (used in) operating activities and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, FCF as presented herein may not be comparable to similarly titled measures of other companies.
Free Cash is a non-GAAP financial measure that we define as cash and cash equivalents less ticketing-related client funds, less event-related deferred revenue, less accrued expenses due to artists and cash collected on behalf of others, plus event-related prepaids. We use free cash as a proxy for how much cash we have available to, among other things, optionally repay debt balances, make acquisitions and fund revenue generating capital expenditures. Free cash is not calculated or presented in accordance with GAAP. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available from operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023 As Revised[1]
	(in thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$6,095,424	$6,231,866
Accounts receivable, less allowance of $72,663 and $82,350, respectively	1,747,316	2,024,649
Prepaid expenses	1,247,184	1,147,581
Restricted cash	10,685	7,090
Other current assets	189,528	122,163
Total current assets	9,290,137	9,533,349
Property, plant and equipment, net	2,441,872	2,101,463
Operating lease assets	1,618,033	1,606,389
Intangible assets
Definite-lived intangible assets, net	985,812	1,161,621
Indefinite-lived intangible assets, net	380,558	377,349
Goodwill	2,620,911	2,691,466
Long-term advances	520,482	623,154
Other long-term assets	1,780,966	934,849
Total assets	$19,638,771	$19,029,640
LIABILITIES AND EQUITY
Current liabilities
Accounts payable, client accounts	$1,859,678	$1,866,864
Accounts payable	242,978	267,493
Accrued expenses	3,057,334	3,030,812
Deferred revenue	3,721,092	3,398,028
Current portion of long-term debt, net	260,901	1,134,386
Current portion of operating lease liabilities	153,406	158,421
Other current liabilities	62,890	128,430
Total current liabilities	9,358,279	9,984,434
Long-term debt, net	6,177,168	5,459,026
Long-term operating lease liabilities	1,680,266	1,686,091
Other long-term liabilities	477,763	488,159
Commitments and contingent liabilities
Redeemable noncontrolling interests	1,126,302	859,930
Stockholders' equity
Preferred stock—Series A Junior Participating, $0.01 par value; 20,000,000 shares authorized; no shares issued and outstanding	—	—
Preferred stock, $0.01 par value; 30,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 450,000,000 shares authorized; 234,771,759 and 233,711,176 shares issued and 234,363,735 and 233,303,152 shares outstanding in 2024 and 2023, respectively	2,313	2,298
Additional paid-in capital	2,059,746	2,367,918
Accumulated deficit	(1,546,819)	(2,443,106)
Cost of shares held in treasury	(6,865)	(6,865)
Accumulated other comprehensive income (loss)	(335,112)	27,450
Total Live Nation stockholders' equity	173,263	(52,305)
Noncontrolling interests	645,730	604,305
Total equity	818,993	552,000
Total liabilities and equity	$19,638,771	$19,029,640
(1) Prior period consolidated balance sheet was revised as further discussed in Note 2 – Correction of Errors in Previously Reported Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2024	2023	2022
		As Revised[1]	As Revised[1]
	(in thousands except share and per share data)
Revenue	$23,155,625	$22,726,317	$16,681,254
Operating expenses:
Direct operating expenses	17,328,154	17,250,530	12,347,611
Selling, general and administrative expenses	4,096,424	3,557,167	2,955,884
Depreciation and amortization	549,923	516,797	449,976
Gain on disposal of operating assets	(11,015)	(13,927)	(32,082)
Corporate expenses	367,629	330,817	237,834
Operating income	824,510	1,084,933	722,031
Interest expense	325,974	350,244	278,483
Loss on extinguishment of debt	2,563	18,504	—
Interest income	(156,254)	(237,818)	(77,620)
Equity in losses (earnings) of nonconsolidated affiliates	16,675	5,455	(10,571)
Other expense (income), net	(103,874)	35,274	41,215
Income before income taxes	739,426	913,274	490,524
Income tax expense (benefit)	(391,698)	209,476	115,941
Net income	1,131,124	703,798	374,583
Net income attributable to noncontrolling interests	234,837	146,905	108,143
Net income attributable to common stockholders of Live Nation	$896,287	$556,893	$266,440

Basic net income per common share available to common stockholders of Live Nation	$2.77	$1.35	$0.53
Diluted net income per common share available to common stockholders of Live Nation	$2.74	$1.34	$0.52

Weighted average common shares outstanding:
Basic	230,124,255	228,628,390	224,809,558
Diluted	236,352,449	230,977,326	231,556,866

Reconciliation to net income available to common stockholders of Live Nation:
Net income attributable to common stockholders of Live Nation	$896,287	$556,893	$266,440
Accretion of redeemable noncontrolling interests	(258,076)	(247,438)	(146,770)
Net income available to common stockholders of Live Nation—basic	$638,211	$309,455	$119,670
Convertible debt interest, net of tax	9,187	—	—
Net income available to common stockholders of Live Nation—diluted	$647,398	$309,455	$119,670

(1) Prior period consolidated statements of operations were revised as further discussed in Note 2 – Correction of Errors in Previously Reported Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024.

LIVE NATION ENTERTAINMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2024	2023	2022
		As Revised[1]	As Revised[1]
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,131,124	$703,798	$374,583
Reconciling items:
Depreciation	300,003	266,590	225,770
Amortization of definite-lived intangibles and indefinite-lived intangibles impairment loss	249,920	250,207	224,206
Amortization of non-recoupable ticketing contract advances	88,717	83,693	79,043
Deferred income taxes	(708,570)	(44,018)	7,199
Amortization of debt issuance costs and discounts	17,794	16,884	16,448
Provision for uncollectible accounts receivable	1,002	78,336	68,612
Loss on extinguishment of debt	2,563	18,504	—
Stock-based compensation expense	110,348	115,959	110,049
Unrealized changes in fair value of contingent consideration	(21,721)	40,151	56,704
Equity in losses of nonconsolidated affiliates, net of distributions	32,371	30,522	14,912
Gain on mark-to-market of investments in nonconsolidated affiliates	(102,929)	(47,878)	(22,638)
(Gain) loss on forward currency exchange contracts	(15,393)	5,635	927
Other, net	(11,159)	(18,123)	3,785
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in accounts receivable	181,430	(525,739)	(444,503)
Increase in prepaid expenses and other assets	(22,192)	(202,834)	(267,945)
Increase in accounts payable, accrued expenses and other liabilities	13,782	450,370	1,028,172
Increase in deferred revenue	478,085	140,917	359,723
Net cash provided by operating activities	1,725,175	1,362,974	1,835,047
CASH FLOWS FROM INVESTING ACTIVITIES
Advances of notes receivable	(119,213)	(181,801)	(115,992)
Collections of notes receivable	52,303	17,057	20,527
Investments made in nonconsolidated affiliates	(45,683)	(54,922)	(91,186)
Purchases of property, plant and equipment	(646,634)	(438,604)	(347,206)
Cash paid for acquisition of right-of-use assets	(20,000)	—	—
Cash paid for acquisitions, net of cash acquired	(98,307)	(17,534)	(257,191)
Purchases of intangible assets	(8,522)	(36,653)	(6,080)
Proceeds from sale of investments in nonconsolidated affiliates	19,594	1,524	3,863
Other, net	12,181	15,128	8,574
Net cash used in investing activities	(854,281)	(695,805)	(784,691)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	1,671,842	1,061,026	122,251
Payments on long-term debt including extinguishment costs	(1,959,725)	(730,643)	(45,792)
Contributions from noncontrolling interests	3,000	19,602	15,021
Distributions to noncontrolling interests	(245,580)	(239,619)	(100,660)
Purchases of noncontrolling interests, net	(69,935)	(113,768)	(48,306)
Payments for capped call transactions	—	(75,500)	—
Proceeds from exercise of stock options	26,052	19,264	35,775
Taxes paid for net share settlement of equity awards	(59,756)	(9,484)	(76,925)
Payments for deferred and contingent consideration	(23,733)	(17,757)	(44,220)
Other, net	(715)	(402)	(484)
Net cash used in financing activities	(658,550)	(87,281)	(143,340)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(345,191)	38,874	(174,614)
Net (decrease) increase in cash, cash equivalents and restricted cash	(132,847)	618,762	732,402
Cash, cash equivalents and restricted cash at beginning of period	6,238,956	5,620,194	4,887,792
Cash, cash equivalents and restricted cash at end of period	$6,106,109	$6,238,956	$5,620,194
SUPPLEMENTAL DISCLOSURE
Cash paid during the year for:
Interest, net of interest income	$131,234	$57,367	$180,878
Income taxes, net of refunds	$253,652	$175,148	$43,859
(1)     Prior period consolidated statement of cash flow was revised as further discussed in Note 2 – Correction of Errors in Previously Reported Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2024.